Exhibit 10.1

AMENDMENT NO. 1

TO THE

RUDDICK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Amended and Restated January 1, 2005)

WITNESSETH:

WHEREAS, Ruddick Corporation (“Ruddick”) sponsors the Ruddick Supplemental Executive Retirement Plan (“SERP”), an unfunded nonqualified deferred compensation plan for designated key employees; and

WHEREAS, in Section 10.1 of the SERP, Ruddick reserved the right to amend the SERP at any time in whole or in part; and

WHEREAS, Ruddick sold the business operations of its wholly owned subsidiary, American & Efird LLC (“A&E”) (formerly known as American & Efird, Inc.); and

WHEREAS, Participants in the SERP who were employed by A&E became fully vested in his or her Accrued SERP Benefit under Section 3.6 of the SERP as a result of a Change in Control upon the closing of the sale of A&E (“Closing Date”); and

WHEREAS, Ruddick desires to amend the SERP to provide that Earnings paid to Participants in the SERP who were employed by A&E for the period beginning on January 1, 2011 and ending immediately prior to the Closing Date shall be included in Final Average Earnings for purposes of determining such Participant’s Accrued SERP Benefit; and

WHEREAS, Ruddick desires to amend the SERP to provide that the Accrued SERP Benefit for Participants who were employed by A&E immediately prior to the Closing Date shall be frozen as of the Closing Date.

NOW THEREFORE, in order to effect the foregoing, the SERP is hereby amended as follows effective as of the Closing Date as follows:

1.

Section 1.2 “Accrued SERP Benefit” is amended by adding the following to the end of Section 1.2:

Notwithstanding any other provision of the Plan, for Participants who were employed by American & Efird LLC immediately prior to the Closing Date, the amount of any such Participant’s Accrued SERP Benefit under the Plan shall be frozen as of the Closing Date.

2.

Section 1.26, “Final Average Earnings” is amended by adding the following to the end of Section 1.26:

Notwithstanding the above, for Participants who were employed by American & Efird LLC immediately prior to the Closing Date, the determination of Final Average Earnings shall consider annualized Earnings amounts paid to such Participants for the 2011 calendar year. Such annualized Earnings amount shall be determined by adding the actual Earnings paid to a Participant during the portion of the 2011 calendar year ending on the Closing Date plus a deemed amount of continued base salary (assuming no salary reduction or salary deferral contributions) for the period from the Closing Date through December 31, 2011, and subtracting the amount of the Participant’s 2012 incentive bonus paid prior to the Closing Date.

3.

Section 3.1(c) is amended by adding the following to the end of Section 3.1(c):

Notwithstanding the above, for Participants who were employed by American & Efird LLC immediately prior to the Closing Date, the amount of any such Participant’s Normal or Deferred Retirement Benefit shall be based upon the Accrued SERP Benefit as of the Closing Date.

4.

Section 3.2(c) is amended by adding the following to the end of Section 3.2(c):

Notwithstanding the above, for Participants who were employed by American & Efird LLC immediately prior to the Closing Date, the amount of any such Participant’s Early Retirement Benefit shall be based upon the Accrued SERP Benefit as of the Closing Date.

5.

Section 3.3(c) is amended by adding the following to the end of Section 3.3(c):

Notwithstanding the above, for Participants who were employed by American & Efird LLC immediately prior to the Closing Date, the amount of any such Participant’s Disability Retirement Benefit shall be based upon the Accrued SERP Benefit as of the Closing Date.

6.

Section 3.4 is amended by adding the following to the end of Section 3.4:

Notwithstanding the above, for Participants who were employed by American & Efird LLC immediately prior to the Closing Date, the amount of benefit under this Section 3.4 shall be frozen as of the Closing Date and shall be based upon the Accrued SERP Benefit of the deceased Participant as of the Closing Date.

7.

Section 4.3 is amended by adding the following to the end of Section 4.3:

Notwithstanding the above, for Participants who were employed by American & Efird LLC immediately prior to the Closing Date, the amount of the benefit, if any, under this Section 4.3 shall be frozen as of the Closing Date and shall be based upon the Accrued SERP Benefit of the deceased Participant as of the Closing Date.

Except as expressly or by necessary implication amended hereby, the SERP shall continue in full force and effect.

IN WITNESS WHEREOF, Ruddick has caused this instrument to be executed this 3rd day of January, 2012, by its duly authorized officer effective as provided herein.

RUDDICK CORPORATION

/S/ JOHN B. WOODLIEF

John B. Woodlief, Vice President – Finance and
Chief Financial Officer